EXHIBIT 21.1
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                    SUBSIDIARIES OF GREYSTONE LOGISTICS, INC.


            As of May 31, 2005, Greystone Logistics, Inc. had two wholly-owned subsidiaries: Plastic Pallet Production, Inc., a Texas corporation, and Greystone Manufacturing, L.L.C., an Oklahoma limited liability company.